UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 21, 2005

CGI HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5 Revere Drive
Suite 510
Northbrook, Illinois  60062
(Address of Principal Executive Offices)

(847) 562-0177
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                                             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Preliminary Note

                On October 28, 2005, CGI Holding Corporation d/b/a Think Partnership Inc. (the “Company”) filed a Form 8-K concerning the Company’s decision to amend and restate its previously issued audited consolidated financial statements and other financial information for at least the years ended December 31, 2004, and 2003 and the unaudited consolidated financial statements for the quarters ended September 30, 2004 and 2003, June 30, 2005, 2004 and 2003, and March 31, 2005, 2004 and 2003 (collectively the “Relevant Periods”).  Subsequent to the filing of the Form 8-K, the Staff of the Securities and Exchange Commission issued additional comments regarding the Company’s financial statements The following is intended to amend and supersede the Company’s Form 8-K filing of October 28, 2005.

Amended and Superseding Disclosures

WebSourced, Inc.

As previously disclosed on October 27, 2005, the Company concluded that it would need to amend and restate its previously issued audited consolidated financial statements and other financial information and unaudited consolidated financial statements for the Relevant Periods.  The restatement results from a change to the manner in which the Company now believes it must recognize revenue generated by its Search Engine Enhancement (SEE) business segment.  As a result, investors should no longer rely on the financial statements contained in the Company’s Annual Report on Form 10-KSB and the Company’s Quarterly Reports for the Relevant Periods.

On December 30, 2004, the Company filed a Registration Statement on Form SB-2 to register shares of its common stock for sale by the selling shareholders named therein.  Subsequent to the filing of the Form SB-2, the Company has been engaged in discussions with the Staff of the Securities and Exchange Commission regarding, among other things, the Company’s revenue recognition policies.

As previously disclosed in the annual or quarterly reports filed for the Relevant Periods, the Company recognized revenues from its SEE business segment in the period that they were deemed to be earned and collectible under the accrual method of accounting using the proportional performance model. In the proportional performance model, revenue is recognized using the pattern in which value is provided to the customer over the term of the contract.  Using this model, the Company recognized approximately 60% of the value of a 12-month SEE contract in the first three months of the contract and the remaining 40% in the last nine months.  At the time, the Company believed this was appropriate because: (1) the nature of the services performed resulted in tangible outputs received by the customer, (2) the Company was able to effectively monitor the delivery of the output, (3) the Company recognized revenue at the time the output was delivered to the customer, (4) the Company only recognized revenue upon the delivery of outputs that provided value to the customer, and (5) the Company believed it has objective evidence as to the value of the output.  Additionally, since at the time it recognized revenue, the Company had a contract requiring payment executed by the customer and authorization to automatically debit the customer’s credit card when payments became due, the Company believed that the collection of amounts recognized as revenue was reasonably assured.

The Company began to experience a large increase in its bad debt expense arising from its 12 month SEE contracts in the third quarter of 2004.  After reviewing its procedures, the Company believed that the increase was temporary, and, in fact, the bad debt expense returned to historical levels during the first quarter of 2005.  However, in the second quarter of 2005, the Company’s bad debt expense increased significantly again. Based on additional analyses performed by the Company and in response to comments raised by the Staff, the Company determined that the manner in which it applied the proportional performance revenue recognition model: (1) did not adequately rely on objective evidence of the value of services performed, and (2) was not supported by sufficient evidence regarding the collectibility of the accelerated revenue stream.  The Company now believes that its financial statements for the Relevant Periods should be restated by recognizing revenue for each deliverable under its SEE business segment on a straight-line basis over the term of the contract. The Company believes it is appropriate to use the straight-line method if there is not adequate objective evidence of the value of services performed as long as collection is reasonably assured.  Additionally, the Company believes that its billing practice and collection experience is more consistent with the straight-line model than the proportional performance model.  The Company bills the customer pro rata over the term of the contract on a monthly basis, with the customer paying the first month’s billing at the execution of the contract.  The Company’s billing practices provides the Company with a monthly history of the collectibility of amounts recognized as revenue with respect to a customer.  If a customer fails to pay future invoices, the Company ceases providing the service.  Based on this practice, in the Company’s view, collection of amounts recognized as revenue is thus reasonably assured at the point of recognition.

This matter has progressed sufficiently for the Company to estimate that, as a result of the restatement, its restated net income per share on a fully diluted basis (“Estimated Restated EPS”) will be lower than its originally reported net income per share on a fully diluted basis (“Originally Reported EPS”) during the Relevant Periods, as follows:

•                  1st half 2005: Approximately a $0.03 Difference - Originally Reported EPS of $0.04, Estimated Restated EPS of approximately $0.01

•                  2004: Approximately a $0.04 Difference - Originally Reported EPS of $0.10, Estimated Restated EPS of approximately $0.06

•                  2003: Approximately a $0.04 Difference - Originally Reported EPS of $0.01, Estimated Restated EPS of loss of approximately ($0.03)

PrimaryAds, Inc.

On November 18, 2005, the Company concluded that, in addition to the financial statements for the Relevant Periods, the Company would need to amend and restate the following previously issued financial statements with respect to its PrimaryAds, Inc. subsidiary: (1) the audited statements of income of PrimaryAds, Inc. for the year ended December 31, 2004 and the period from October 18, 2003 (date of inception) through December 31, 2003; (2) the unaudited statements of income of PrimaryAds, Inc. for the quarters ended March 31, 2005 and 2004; and (3) the unaudited pro forma combined statements of operations for the three months ended March 31, 2005 and the year ended December 31, 2004   (collectively, the “PrimaryAds Financial Statements”). The Company filed the PrimaryAds Financial Statements as an exhibit to its Current Report on Form 8-K/A on July 8, 2005.  The restatement results from a change to the manner in which the Company now believes it must present revenue generated by its PrimaryAds, Inc. subsidiary. As a result, investors should no longer rely on the PrimaryAds Financial Statements.  The change in the presentation of revenue generated by PrimaryAds, Inc. will also effect the Company’s quarterly report for the quarter ended June 30, 2005, as set forth herein.

As previously disclosed in the PrimaryAds Financial Statements and the Company’s quarterly report for the quarter ended June 30, 2005, the Company presented revenues from its PrimaryAds, Inc. subsidiary on a gross basis by  recording as revenue the gross amount received from advertisers and recording as cost of sales the amount paid to the affiliates placing the advertisements. PrimaryAds acts as a broker by maintaining a database of advertising offers from external advertisers from which affiliates may choose.  The advertiser sets the amount to be paid for a specified action on the part of the final consumer.  PrimaryAds sets its own terms with the affiliate who can post a link to the advertisers’ website on their website.  The affiliate will receive payment from PrimaryAds.  At the time, the Company believed the gross presentation was appropriate because, in accordance with EITF 99-19, the Company believed the following were the predominant factors:  (1) PrimaryAds had credit risk to the extent that it is responsible for payments to affiliates, despite standard contractual language stating that if PrimaryAds does not get paid for an advertisement, it is not obligated to pay the affiliate, and (2) PrimaryAds sets pricing with respect to the amount paid to the affiliate.  In practice, PrimaryAds chooses to pay affiliates in the event of non-payment by advertisers in order to maintain its marketplace relationships.

Based on additional analyses performed by the Company in response to comments raised by the Staff, the Company believes that the predominant factors underlying EITF 99-19 support the net treatment.  Specifically, the factors previously believed to be predominant by the Company are now believed to have a lesser significance in the gross versus net analysis, with the Company’s not being the primary obligor in the arrangement rising to predominant status.  The Company will amend and restate the PrimaryAds Financial Statements by presenting revenue on a net, rather than gross, basis.  As a result, revenues and cost of sales will be netted together with the balance recorded as revenue.  The Company believes that the restatement will have the following effect on the PrimaryAds Financial Statements:

•                  Revenues for PrimaryAds, Inc. for the year ended December 31, 2004 will be reduced from approximately $12.6 million to approximately $3.2 million and cost of sales of approximately $9.4 million will be reduced to zero.

•                  Revenues for PrimaryAds, Inc. for the period from October 18, 2003 (date of inception)  through December 31, 2003 will be reduced from approximately $17,000 to approximately $3,000 and cost of sales of approximately $14,000 will be reduced to zero.

•                  Revenues for PrimaryAds, Inc. for the three months ended March 31, 2005 will be reduced from approximately $5.3 million to approximately $1.1 million and cost of sales of approximately $4.2 million will be reduced to zero.

•                  Revenues for PrimaryAds, Inc. for the three months ended March 31, 2004 will be reduced from approximately $508,000 to approximately $178,000 million and cost of sales of approximately $330,000 will be reduced to zero.

The change in presentation of revenue will have no affect on the balance sheets and statements of cash flows contained in the PrimaryAds Financial Statements.  Additionally, the restatement will not affect net income as reported in the PrimaryAds Financial Statements.

The change in presentation for its PrimaryAds, Inc. subsidiary will also be reflected in the Company’s quarterly report on Form 10-QSB for the quarter ended June 30, 2005, which, as discussed above, will be amended and restated, and should no longer be relied upon by investors.  The Company believes that the restatement will have the following effect on the Company’s quarterly report on Form 10-QSB for the quarter ended June 30, 2005:

•                  Consolidated revenues for the three and six months ended June 30, 2005 will be reduced from approximately $16.1 million and $26.2 million, respectively, to approximately $12.3 million and $22.4 million, respectively.

•                  Consolidated cost of revenues for the three and six months ended June 30, 2005 will be reduced from approximately $7.3 million and $10.6 million, respectively, to approximately $3.5 million and $6.8 million, respectively.

Accounting Controls of the Company

The Company maintains disclosure controls and procedures as required under Rule 13a-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are designed to ensure that information required to be disclosed in the Company’s Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures.

At December 31, 2004, March 31, 2005, and June 30, 2005, the Company’s management carried out an evaluation, under supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of its disclosure controls and procedures.  Based on those evaluations, the Company’s management initially concluded that as of December 31, 2004, March 31, 2005 and June 30, 2005, that such disclosure controls and procedures were effective.  However, on November 18, 2005, management and the Audit Committee of the Board of Directors of the Company concluded that, due to the reasons causing the restatements discussed herein, the Company had a material weakness in its internal control.

The determination to restate the financial statements, as described herein was approved by the Company’s audit committee of the board of directors upon the recommendation of the Company’s senior management.  The Company’s senior management and audit committee of the board of directors has discussed the restatements as described herein with Blackman Kallick Bartelstein LLP, the Company’s independent registered public accounting firm.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Financial Statements of the Businesses Acquired.

                                                None.

(b)                                 Pro Forma Financial Information

                                                None.

(c)                                  Exhibits

                None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2005

CGI HOLDING CORPORATION.

	By:	/s/ Gerard M. Jacobs
	Name:	Gerard M. Jacobs
	Title:	Chief Executive Officer